UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 24, 2020
Date of Report (Date of earliest event reported)
UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director
On February 24, 2020 the Board of Directors (the “Board”) of Upland Software, Inc. (the “Company”, “we” or “us”), appointed Teresa Miles Walsh as a member of the Board, effective March 1, 2020, and designated Ms. Walsh as a Class I director to stand for election at the Company’s 2021 annual meeting of stockholders. The Board also appointed Ms. Walsh to serve on the Audit Committee of the Board.
Ms. Walsh founded Access Media Advisory (“AMA”), a corporate advisory boutique focused on media sector clients, in 2003 and currently serves as its chief executive officer. From 1989 to 2002, Ms. Walsh held positions at Merrill Lynch including Vice Chairman and Managing Director, European Telecommunications, Media and Technology (2002), Head of the European Media Investment Banking Group (1997-2002) and other investment banking roles (1989-1997). Ms. Walsh received her MBA with distinction in 1987 from the Fuqua School of Business at Duke University and has her BA in Economics, Magna Cum Laude, also from Duke University.
We believe Ms. Walsh is qualified to serve as a member of our Board as a result of her experience in the international business sector, mergers and acquisitions and her executive-level management positions with investment banking entities.
Ms. Walsh is covered by our outside director compensation policy as described in our Notice of 2019 Annual Meeting of Stockholders filed with the SEC on April 26, 2019, which description is incorporated into this Item 5.02 by reference. In accordance with the outside director compensation policy, Ms. Walsh is eligible to receive annual cash retainers for Board service, committee service and service as chairperson of a committee, an initial award of restricted stock units upon joining the Board and an annual award paid in stock options or restricted stock units at her election.
Ms. Walsh has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Kin Gill
Kin Gill SVP, General Counsel and Secretary
Date: February 27, 2020